Exhibit 4.3
THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Number 0001	1,500,000 Depositary Shares
CUSIP
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING 1/100TH OF ONE SHARE OF
SERIES A NONCUMULATIVE REDEEMABLE CONVERTIBLE PERPETUAL
PREFERRED STOCK
OF
MIDWEST BANC HOLDINGS, INC.
Incorporated Under The Laws of The State of Delaware
(See Reverse for Certain Definitions.)
     Illinois Stock Transfer Company, an Illinois corporation, as Depository (the “Depository”), hereby certifies that                                                              is the registered owner of One Million Five Hundred Thousand (1,500,000) Depositary Shares (“Depositary Shares”), each representing 1/100th of a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, liquidation preference $2,500 per share, par value $0.01 per share (the “Preferred Stock”), of Midwest Banc Holdings, Inc., a Delaware corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of December 6, 2007 (the “Deposit Agreement”), among the Corporation, the Depository and the holders from time to time of the depositary receipts thereunder.  The powers, designations, preferences and rights of the Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware.  By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.  This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual signature of a duly authorized officer.

Dated: December 10, 2007	Illinois Stock Transfer Company, Depository

	By:	Authorized Officer

MIDWEST BANC HOLDINGS, INC.
UPON REQUEST, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATION OF THE SERIES A NONCUMULATIVE REDEEMABLE CONVERTIBLE PERPETUAL PREFERRED STOCK OF MIDWEST BANC HOLDINGS, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT AT 209 WEST JACKSON BOULEVARD, SUITE 903, CHICAGO, ILLINOIS 60606.
The Corporation will furnish without charge to each holder of a depository receipt, who so requests, a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights.  Such request may be made to the Corporation at 501 West North Avenue, Melrose Park, Illinois 60610, Attention: Corporate Secretary.
KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -
Custodian
TEN ENT — as tenants by the entireties
	(Cust)	(Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in	Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                     Depositary Shares  represented by the within Depository Receipt, and do hereby irrevocably constitute and appoint                                                              Attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 14Ad-15.

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